UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50676	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2008, Icagen, Inc. (the “Company”) announced that, on March 13, 2008, the Board of Directors (the “Board of Directors”) of the Company approved a promotion and change in title for Richard D. Katz, M.D. from Senior Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer to Executive Vice President, Finance and Corporate Development, Chief Financial Officer and Treasurer. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Also on March 13, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved an increase in Dr. Katz’s salary from $284,729 to $300,000 effective April 1, 2008.

Additionally, the Compensation Committee approved an amendment (the “Amendment”) to the Second Amended and Restated Executive Employment Agreement, dated August 21, 2007, between the Company and Dr. Katz, as amended (the “Employment Agreement”). The Amendment modifies the Employment Agreement by amending Dr. Katz’s title and salary as discussed above and the definitions of “Severance Benefit” and “Continuing Benefits” in the Employment Agreement to replace (i) the existing 18-month severance payment period with a 21-month period and (ii) the existing 18-month maximum period that the Company would be obligated to provide Dr. Katz with Continuing Benefits (as defined in the Employment Agreement) with a 21-month maximum period. The Company would pay such Severance Benefit and be obligated to provide such Continuing Benefits upon the termination of the employment of Dr. Katz by the Company other than for Cause (as defined in the Employment Agreement) or by Dr. Katz for Good Reason (as defined in the Employment Agreement), which includes, under specified circumstances, a Change of Control (as defined in the Employment Agreement) of the Company, subject to Dr. Katz signing a general release of claims with the Company. The Amendment also modifies the Employment Agreement to provide that, in the event the Company elects not to renew the Agreement, the Severance Benefit and the Continuing Benefits specified in the Agreement shall apply for 18 months instead of 15 months.

The Company entered into the Amendment with Dr. Katz on March 18, 2008. The Amendment is attached as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing summary of the Amendment is qualified entirely by reference to the full text of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Icagen, Inc., dated March 19, 2008.

99.2	Amendment No. 2 to Second Amended and Restated Executive Employment Agreement, dated March 18, 2008, between the Company and Richard D. Katz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: March 19, 2008	By:	/s/ P. Kay Wagoner, Ph.D.
P. Kay Wagoner, Ph.D Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Icagen, Inc., dated March 19, 2008.

99.2	Amendment No. 2 to Second Amended and Restated Executive Employment Agreement, dated March 18, 2008, between the Company and Richard D. Katz.